Exhibit 32.1




                                WRITTEN STATEMENT
                                       OF
               CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

     The undersigned hereby certify that, to the best of the knowledge of the undersigned, the Quarterly Report on Form 10-QSB for the quarter ended March 31, 2004 filed by PHC, Inc. with the Securities and Exchange Commission fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the issuer.



Date:  May 13, 2004                   By:  /s/ Bruce A. Shear
                                           _________________________________
                                               Bruce A. Shear, President
                                               and Chief Executive Officer

Date:  May 13, 2004                   By:  /s/ Paula C. Wurts
                                           __________________________________
                                               Paula C. Wurts, Controller
                                               and Chief Financial Officer





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